EXHIBIT 10(q)(2)

                              NATIONAL UNION
                          FIRE INSURANCE COMPANY
                             OF PITTSBURGH,PA.       POLICY NUMBER:
                          A CAPITAL STOCK COMPANY      443 01 66
                          ADMINISTRATIVE OFFICE:     RIN 441 05 87
                    70 PINE STREET, NEW YORK, N.Y.10270

The Company agrees with the Insured named below, in consideration of the premium paid and subject to all terms and conditions set forth below that the insurance afforded by this policy shall follow all the terms and conditions of Policy Number 8125-64-60C issued by Federal Insurance Company (but not including any renewal or rewrite thereof unless otherwise specifically agreed in writing by the Company), except for any endorsements attached hereto.

NAMED INSURED: RICHARDSON ELECTRONICS, LTD.

ADDRESS: 40W267 KESLINGER ROAD
         LAFOX, IL 60147

POLICY PERIOD: May 31,1994 to May 31,1995

COVERAGE EXCESS DIRECTORS AND OFFICERS LIABILITY AND CORPORATE
REIMBURSEMENT

LIMIT OF LIABILITY: $15,000,000 EXCESS OF $15,000,000

PREMIUM: $110,000

RATE: FLAT

IN WITNESS WHEREOF, the Company has caused this policy to be signed by its President and Secretary at New York, New York and countersigned by a duly authorized representative of the Company.


Elizabeth M. Tuck                  William D. Smith
SECRETARY                          President

IRLAND, JOHN E. & COMPANY
230 WEST MONROE STREET
CHICAGO, IL 60606

                              June M. Clifford
                              Authorized Representative JUN 24 94

                              ENDORSEMENT # 1

This endorsement, effective 12:01 AM, May 31, 1994 forms a part of policy number 443-01-66 issued to RICHARDSON ELECTRONICS LTD by National Union Fire Insurance Company of Pittsburgh, Pa.

In consideration of the premium charged, it is hereby expressly agreed that liability for any covered Loss with respect to claims first made and reported during the Policy Period shall attach to the Insurer only after the Insurers of the Primary and Underlying excess policies, the Company, and/or the Insureds shall have paid, admitted or been held liable to pay the full amount of the Limits of Liability of the Primary and Underlying excess policies, and the Company and/or the Insureds shall have paid, admitted or been held liable to pay the full amount of the applicable Retention amount for such Policy Period. It is further understood and agreed that in the event of the reduction of the aggregate limits of liability under the Primary and Underlying excess policies (as scheduled below) by reason of Losses paid thereunder, this policy shall, subject to its terms, conditions and exclusions:

(1)  in the event of reduction, pay the excess of the reduced
     Primary and Underlying excess limits;

(2)  in the event of exhaustion, continue in force as Primary
     Insurance;

provided always that in the latter event this policy shall only pay excess of the retention amount stated in the primary policy.

Nothing on this endorsement shall be construed to provide coverage for claims within this policy's layer of liability which are otherwise excluded or limited by this policy, including such terms and conditions, if any, which are attached to this policy by endorsement or otherwise and differ from that of the Primary and Underlying excess policy.

It is a condition of this policy that the Primary and Underlying excess policies shall be maintained in effect at all times when this policy is in effect, and that such Primary and Underlying excess policies shall be valid and collectible. If the foregoing condition is breached, unless the Insurer otherwise agrees, this policy shall:

(1)  immediately and automatically terminate on the date

                        ENDORSEMENT# 1 (Continued)

This endorsement, effective 12:01 AM, May 31, 1994 forms a part of policy number 443-01-66 issued to RICHARDSON ELECTRONICS LTD by National Union Fire Insurance Company of Pittsburgh, Pa.


     any of the Primary and Underlying excess policies ceases to be in effect; and

(2) automatically terminate 30 days following the date an insurer of any Primary or Underlying excess policy becomes subject to a receivership, liquidation, dissolution, rehabilitation or any similar proceeding or is taken over by any regulatory authority unless the Company obtains replacement coverage for such Primary and Underlying Policies within such 30 day period.

In the event this policy automatically terminates, the Insurer shall retain the pro-rata proportion of the premium. Payment or tender of any unearned premium by the Insurer shall not be a condition precedent to the effectiveness of such termination, but such payment shall be made as soon as practicable.

Schedule of Primary and Underlying excess policies

Insurer        Policy Number  Limits    Policy Period

Primary Policy

Federal Insurance 8125-64-60C $15,000,000  May 31, 1994 to
                                           May 31, 1995




                              June M. Clifford
                              AUTHORIZED REPRESENTATIVE

                              ENDORSEMENT # 2

This endorsement, effective 12:01 AM,    May 31, 1994  forms a part
of policy number 443-01-66
issued to RICHARDSON ELECTRONICS LTD

by National Union Fire Insurance Company of Pittsburgh, Pa.

In consideration of the premium charged, it is hereby understood and agreed that notice hereunder shall be given in writing to National Union Fire Insurance Company of Pittsburgh, Pa., Financial Services Claims Department, 10 Pine Street, New York, N.Y.
102l0-0150. (herewritten the "Insurer")

(a) The Company or the Insureds shall, as a condition precedent to the obligations of the Insurer under this policy, give written notice to the Insurer as soon as practicable during the Policy Period, or during the Extended Discovery Period (if applicable), of any claim made against the Insureds.

(b) If during the Policy Period or during the Extended Discovery Period (if applicable) written notice of a claim has been given to the Insurer pursuant to Clause (a) above, then any claim which is subsequently made against the Insureds and reported to the Insurer alleging, arising out of, based upon or attributable to the facts alleged in the claim of which such notice has been given, or alleging any Wrongful Act which is the same as or related to any Wrongful Act alleged in the claim of which such notice has been given, shall be considered made at the time such notice was given.

(c) The Insurer does not, however, under this policy, assume any duty to defend. The Insureds shall not admit or assume any liability, enter into any settlement agreement, stipulate to any judgment or incur any Defense Costs without the prior written consent of the Insurer. Only those settlements, stipulated judgments and Defense Costs which have been consented to by the Insurer shall be recoverable as Loss under the terms of this policy. The Insurer consent shall not be unreasonably withheld, provided that the Insurer shall be entitled to effectively associate in the defense and the negotiation of any settlement of any claim in order to reach a decision as to reasonableness.

(d) The Insurer shall have the right to effectively associate with the Company and the Insureds in the defense and settlement of any claim that appears

This endorsement, effective 12:01 AM, May 31, 1994 forms a part of policy number 443-01-66 issued to RICHARDSON ELECTRONICS LTD by National Union Fire Insurance Company of Pittsburgh, Pa.

     reasonably likely to involve the Insurer, including but not limited to effectively associating in the negotiation of a settlement. The Insureds shall defend and contest any such claim. The Company and the Insureds shall give the Insure full cooperation and such information as it may reasonably require.

(e) With respect to the Defense Costs and any joint settlement of any claim made against the Company and the Insureds, such Defense Costs and joint settlement having been consented to by the Insurer the Company and the Insureds and the Insurer agree to use their best efforts to determine a fair and proper allocation of the amounts as between the Company and the Insureds and the Insurer.







                              June M. Clifford
                              AUTHORIZED REPRESENTATIVE

                              ENDORSEMENT# 3

This endorsement, effective 12:01 AM, May 31, 1994 forms a part of policy number 443-01-66 issued to RICHARDSON ELECTRONICS LTD by National Union Fire Insurance Company of Pittsburgh, Pa.

     In consideration of the premium charged, it is hereby understood and agreed that as respects to the Limit of Liability $10,000,000 excess of $15,000,000 the Company shall not be liable to make any payment for Loss in connection with any claim or claims made against the Insured(s) alleging, arising out of, based upon or attributable to any pending or prior litigation as of May 31, 1991 or alleging or derived from the same or essentially the same facts as alleged in such pending or prior litigation.

     It is further understood and agreed that as respects to the Limit of Liability $5,000,000 excess of $25,000,000 the Company shall not be liable to make any payment for Loss in connection with any claim or claims made against the Insured(s) alleging, arising out of, based upon or attributable to any pending or prior litigation as of May 31, 1990 or alleging or derived from the same or essentially the same facts as alleged in such pending or prior litigation.





                              June M. Clifford
                              AUTHORIZED REPRESENTATIVE

                              ENDORSEMENT# 4

This endorsement, effective 12:01 AM, May 31, 1994 forms a part of policy number 443-01-66 issued to RICHARDSON ELECTRONICS LTD by National Union Fire Insurance Company of Pittsburgh, Pa.

                    ODL EXCLUSION FOR AN EXCESS POLICY

     In consideration of the premium charged, it is hereby understood and agreed that National Union Fire Insurance Company of Pittsburgh, Pa. shall not be liable to make payment for Loss in connection with any claim or claims against the Directors or Officers alleging, arising out of, based upon or attributable to any act or omission in their capacities as directors or officers of any other entity other than Richardson Electronics, Ltd. or by reason of their status as a director or officer of such other entity.




                              June M. Clifford
                              AUTHORIZED REPRESENTATIVE

                              ENDORSEMENT# 5

This endorsement, effective 12:01 AM, May 31, 1994 forms a part of policy number 443-01-66 issued to RICHARDSON ELECTRONICS LTD by National Union Fire Insurance Company of Pittsburgh, Pa.

     In consideration of the premium charged, it is hereby understood and agreed that this policy follows the terms and conditions of the Federal Insurance Company's policy number 8125 64 60- ("Underlying Policy") subject to the terms and conditions of this and any other endorsement attached hereto to this policy as follows:

     FOLLOWED COVERAGE SECTIONS

     Coverage Section                   Form Number

     Executive Liability and            14-02-0943 (Ed. 1-92)
     Indemnification Coverage

     Applicable Sections of General     14-02-0941 (Ed. 1-92)
     Term and Conditions

     In no event shall this policy be construed to provide coverage for or follow the terms and conditions of any other coverage section of said Underlying Policy or provide Fiduciary
     Liability Coverage, Crime Coverage, Kidnap/Ransom and
     Extortion Coverage, Outside Directorship Liability Coverage, and Employment Practices Liability Coverage.






                              June M. Clifford
                              AUTHORIZED REPRESENTATIVE

                              ENDORSEMENT# 6

This endorsement, effective 12:01 AM, May 31, 1994 forms a part of policy number 443-01-66 issued to RICHARDSON ELECTRONICS LTD by National Union Fire Insurance Company of Pittsburgh, Pa.


                      Renewal Application Endorsement
                      (Standard Form-Public Company)

In consideration of the premium charged, it is hereby understood and agreed that for the purposes of coverage as is afforded by this policy, the term "Application" or "Renewal Application" shall mean the insurance application(s) or request(s) made to the Insurer for the insurance as is provided by this policy and incorporates all written statements and materials furnished to the Insurer in conjunction therewith. It also incorporates the following public documents produced by the Company within the last twelve (12) months, whether or not furnished to the Insurer, the Company's Annual Report(s), 10K(s) filed with the SEC, 10Q(s) filed with the SEC, Proxy Statements/Notice to Shareholders and Registration Statements filed with the SEC. It is agreed that the Renewal Application is a supplement to the application(s) which are part of the Expiring Policy, and that those application(s) together with the Renewal Application, constitute the complete Application that is the basis of this policy and forms a part hereof.







                              June M. Clifford
                              AUTHORIZED REPRESENTATIVE